UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MSP Recovery, Inc. d/b/a LifeWallet

(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MSP RECOVERY, Inc. D/B/A LIFEWALLET

2701 S. Le Jeune Road, Floor 10

Coral Gables, Florida 33143

Notice of action to be taken without a meeting

To our Stockholders:

We are furnishing this Notice and the accompanying Information Statement to the stockholders of MSP Recovery, Inc. d/b/a LifeWallet, a Delaware corporation (the “Company,” “we,” “us,” or “our”), as of September 5, 2023 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The purpose of this Notice is to notify our stockholders that, on September 5, 2023, stockholders (the “Majority Stockholders”) holding at least a majority of our outstanding voting capital stock, including our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and Class V Common Stock, par value $0.0001 per share (“Class V Common Stock,” and together with the Class A Common Stock, the “Common Stock”), approved by written consent resolutions authorizing:

(i) the Board of Directors of the Company (the “Board”) to amend (the “Stock Split Amendment”) the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the Company’s Class A and Class V common stock at a reverse stock split ratio ranging from 1:3 to 1:300, and to authorize the Company’s Board of Directors to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split); and

(ii) the Board to amend (the “Exculpation Amendment” and, together with the Stock Split Amendment, the “Amendments”) the Charter to include an officer exculpation provision in accordance with recent amendments to Section 102(b)(7) of the Delaware General Corporation Law (collectively, the “Actions”).

The enclosed Information Statement is being furnished to you to inform you that the Actions have been approved by the Majority Stockholders. Each Action will become effective when we file the applicable Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendments will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after the Information Statement is first mailed to our stockholders.

The Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the Actions were approved by the written consent of the Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This notice and the enclosed Information Statement are being mailed on or about September 18, 2023 to stockholders of record at the close of business on September 5, 2023. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will not be implemented prior to October 9, 2023, which is 20 calendar days following the date on which the definitive form of this information statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE INFORMATION STATEMENT.

By Order of the Board of Directors,

John H. Ruiz
President and Chief Executive Officer
September 18, 2023

MSP Recovery, Inc. d/b/a LifeWallet

2701 S. Le Jeune Road, Floor 10

Coral Gables, Florida 33134

information statement pursuant to section 14(c)

of the securities exchange act of 1934

This Information Statement has been filed by MSP Recovery, Inc. d/b/a LifeWallet (the “Company,” “we,” “us,” or “our”) with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders that on September 5, 2023, stockholders (the “Majority Stockholders”) holding at least a majority of our outstanding voting capital stock, including our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class V Common Stock, par value $0.0001 per share (“Class V Common Stock,” and together with the Class A Common Stock, the “Common Stock”), approved by written consent resolutions authorizing:

(i)
the Board of Directors of the Company (the “Board”) to amend (the “Stock Split Amendment”) the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the Company’s Class A and Class V common stock at a reverse stock split ratio ranging from 1:3 to 1:300 (the “Reverse Stock Split”), and to authorize the Board to determine, at its discretion, the timing of the amendment and the specific ratio of the Reverse Stock Split); and
(ii)
the Board to amend (the “Exculpation Amendment” and, together with the Stock Split Amendment, the “Amendments”) the Charter to include an officer exculpation provision in accordance with recent amendments to Section 102(b)(7) of the Delaware General Corporation Law (collectively, the “Actions”).

This Information Statement is being furnished to holders of our outstanding Common Stock as of the close of business on September 5, 2023 (the “Record Date”). This Information Statement is first being mailed on or about September 18, 2023 to stockholders of record as of the Record Date.

Vote Required

Approval of the Actions. Under the Delaware General Corporation Law (“DGCL”), and our Charter and bylaws (the “Bylaws”), approval of stockholders holding a majority of our outstanding Common Stock, voting together as a single class, is necessary to approve the Actions. As of the Record Date, there were (i) 331,235,848 shares of Class A Common Stock and (ii) 3,106,616,119 shares of Class V Common Stock. Each share of our outstanding Common Stock is entitled to one vote on the Actions. Accordingly, as of the Record Date, we had outstanding an aggregate 3,437,851,967 shares of Common Stock. On September 5, 2023, the Majority Stockholders, representing stockholders holding Common Stock representing approximately 86.9% of the voting power of our outstanding Common Stock, executed a written consent approving the Actions.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

Effective Date of Stockholder Approvals

Approval of each Action will become effective when we file the applicable Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendments will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after the Information Statement is first mailed to our stockholders, or October 9, 2023. After such 20-day period, the Board may file either Amendment with the Secretary of State of the State of Delaware, which filing would result in such Amendment becoming effective. The Board reserves the right to elect to delay or abandon either Amendment if it determines, in its sole discretion, that either Amendment is not then in the best interests of the Company and its stockholders.

No Appraisal Rights

Neither Delaware law, including the DGCL, nor our Charter or Bylaws provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with Actions discussed in this Information Statement.

Interest of Certain Persons

Other than as discussed herein, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Actions.

Costs of the Information Statement

The Company is mailing this Information Statement, and will bear the costs associated therewith. The Company is not making any solicitations. The Company will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

action I - REVERSE STOCK SPLIT

On September 5, 2023, our Board and the Majority Stockholders approved resolutions authorizing the Board to file the Stock Split Amendment, substantially in the form set forth on Appendix A, which would effect the Reverse Stock Split. The approval of such Action will become effective when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Stock Split Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders, or October 9, 2023. After such 20-day period, the Board may file the Stock Split Amendment with the Secretary of State of the State of Delaware.

The Board is authorized to effect the Reverse Stock Split at a ratio to be determined by the Board prior to the effective time of the Amendment of not less than 1-for-3 and not more than 1-for-300. The Board reserves the right to elect to delay or abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is not then in the best interests of the Company and its stockholders.

Reasons for a Reverse Stock Split

To regain compliance with NASDAQ listing standards.

Nasdaq Listing Rule 5450(a)(1) requires the bid price of our Class A Common Stock to remain at a minimum price of $1.00 per share. On April 24, 2023, the Company received notice from the Listing Qualifications Department of Nasdaq that the closing bid price for our common stock had been below $1.00 per share for the previous 30 consecutive business days, and that we were therefore not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq exchange. The notice indicates that we have 180 calendar days, or until October 23, 2023, to regain compliance with this requirement. The Board believes that the Reverse Stock Split will enhance our ability to regain compliance with Nasdaq's listing requirements. Reducing the number of shares outstanding of our Common Stock should, absent other factors, result in an increase in the per share market price of our Class A Common Stock in satisfaction of Nasdaq’s continued listing standards. However, there is no guarantee that implementing the Reverse Stock Split will increase the price of our Class A Common Stock sufficiently to be able to regain such compliance. If we are otherwise unable to comply with the listing standards, such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital, including under our current agreements, and our financial condition and business.

To potentially attract investment capital.

With a high number of issued and outstanding shares of Class A Common Stock, the price per share of our Class A Common Stock may be too low for the Company to attract investment capital on reasonable terms. We believe that the Reverse Stock Split will make our Class A Common Stock more attractive to a broader range of institutional investors, professional investors, and other members of the investing public.

To potentially improve the marketability and liquidity of our Class A Common Stock.

The Board believes that an increased stock price resulting from the Reverse Stock Split may also improve the marketability and liquidity of our Class A Common Stock. For example, many brokerages, institutional investors, and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

In addition, pursuant to the Company Common Stock Purchase Agreement, dated January 6, 2023, that we entered into with YA II PN, Ltd. (the “Yorkville Agreement”) (as disclosed on our Current Report on Form 8-K filed on January 6, 2023 and our Annual Report on Form 10-K filed on July 27, 2023; Note 1, Description of Business), share sales may not commence if the Company is in receipt of a final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain.

We believe that the Reverse Stock Split will make our Class A common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our stock.

To decrease the risk of market manipulation of our Class A Common Stock.

The Board believes that the potential increase in stock price resulting from the Reverse Stock Split may reduce the risk of market manipulation of our Class A common stock, which we believe is exacerbated when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized Class A Common Stock.

The Reverse Stock Split will effectively increase the number of authorized and unreserved shares of our Class A common stock for future issuances by the amount of the reduction in outstanding Class A Common Stock effected by the Reverse Stock Split. These additional shares would be available in the event that the Board determines that it is necessary or appropriate to: (i) provide financial flexibility to raise additional capital through the sale of equity securities, convertible securities, or other equity-linked securities; (ii) enter into strategic business transactions; (iii) provide equity incentives to directors, officers, and employees pursuant to equity compensation plans; and (iv) for other corporate purposes. The availability of additional shares of Class A Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis, as market conditions permit and favorable financing and business opportunities become available, and thus without the potential delay associated with convening a special stockholders’ meeting at that time.

The Board has not authorized the Company to take any action with respect to the shares that would become available for issuance after the implementation of the Reverse Stock Split, and the Company currently does not have any definitive agreements with respect to the issuance of such additional shares of Class A Common Stock; provided, that, in each case as previously disclosed, the Company does anticipate further issuances of shares of Class A Common Stock, subject to the satisfaction of applicable closing conditions including our continued stock exchange listing compliance under the Yorkville Agreement. In addition, the exercise of outstanding warrants into Class A Common Stock (including any dividends on such shares that are paid in kind) could result in the issuance of a substantial number of shares of Class A Common Stock.

Accordingly, the Board believes that the Reverse Stock Split is in the best interest of the Company and our stockholders to maintain Nasdaq listing compliance, facilitate capital raising, and enhance the marketability and liquidity of our Class A Common Stock, among other reasons.

Potential Effects of the Proposed Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of Class A Common Stock before the Reverse Stock Split would hold 10,000 shares of Class A Common Stock immediately after the Reverse Stock Split if the Board determined the ratio to be 1-for-10. Each stockholder’s proportionate ownership of outstanding shares of Class A Common Stock would remain the same, except for immaterial adjustments that may result from the treatment of fractional shares as described herein. All shares of Common Stock will remain validly issued, fully paid, and non-assessable.

Upon the effectiveness of the Reverse Stock Split:

•
Each lot of between 3 and 300 shares of Common Stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined automatically, and without any action on the part of the Company or its stockholders, into one new share of Common Stock;
•
No fractional shares will be issued; in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shared to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares (as detailed below);

•
Proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise of such warrants, and a proportional increase in the exercise price of all such warrants; and
•
The number of shares of Class A Common Stock then reserved for issuance under our equity compensation plans will be reduced proportionately.

The following table summarizes, for illustrative purposes only, the anticipated effects of the Reverse Stock Split on our shares available for issuance based on information as of September 5, 2023 (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Hypothetical Class A Common Stock Reverse Split Scenarios
Status	Number of Shares Authorized	Number of Shares Issued & Outstanding	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Unissued and Unreserved
Pre-Split	5,500,000,000	332,445,943	3,648,713,296	1,518,840,761
Post-Split 1:50	5,500,000,000	6,648,919	72,974,266	5,420,376,815
Post-Split 1:100	5,500,000,000	3,324,459	36,487,133	5,460,188,408
Post-Split 1:150	5,500,000,000	2,216,306	24,324,755	5,473,458,938
Post-Split 1:200	5,500,000,000	1,662,230	18,243,566	5,480,094,204
Post-Split 1:250	5,500,000,000	1,329,784	14,594,853	5,484,075,363
Post-Split 1:300	5,500,000,000	1,108,153	12,162,378	5,486,729,469

The Reverse Stock Split would affect all stockholders uniformly, including holders of Class V Common Stock with respect to the conversion of their Class V Common Stock into shares of Class A Common Stock. As of the effective date for the Stock Split Amendment, each stockholder would own (or be entitled to convert Class V Common Stock into) a reduced number of shares of Class A Common Stock. Percentage ownership interests, voting rights, and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below). To date, the Company has not issued any Preferred Stock; the Reverse Stock Split will have no effect on the Company’s authorized, unissued Preferred Stock.

The Reverse Stock Split would not affect the registration of our Class A Common Stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Class A Common Stock would continue to be listed on Nasdaq under the symbol “LIFW” (subject to compliance with continued listing requirements) but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the effective date for the Stock Split Amendment.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•
the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
•
the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or
•
the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be 3 to 300 times, as applicable, the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Impact on Shares of Common Stock Available for Future Issuance

Currently, we are authorized to issue up to 5,500,000,000 shares of Class A Common Stock, of which approximately 332,445,943 shares of were issued and outstanding as of the Record Date. In connection with the Reverse Stock Split, our Board has determined to keep the total number of authorized shares of Common Stock the same under our Charter after giving effect to the Reverse Stock Split. As a result, we will have the ability to issue a greater percentage of our Common Stock in relation to our outstanding shares after the Reverse Stock Split than we currently have.

The additional shares of Common Stock authorized for issuance would have the same rights and privileges under our Charter as the shares of Common Stock currently authorized for issuance. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Our Board believes that the availability of additional authorized shares of Common Stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

•
exercise or conversion of securities convertible into, or exercisable for, shares of Common Stock (including outstanding warrants);
•
future acquisitions;
•
investment opportunities;
•
stock dividends or other distributions;
•
issuances in connection with compensation arrangements, including pursuant to future equity compensation plans; and
•
future financings and other corporate purposes.

The Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock (except shares of Class A Common Stock that may be issued upon conversion or exercise of the Class V Common Stock).

No further stockholder approval is required to issue any additional shares of Common Stock. Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The effectiveness of the proposed Stock Split Amendment or the abandonment thereof will be determined by the Board, in its sole discretion. The text of the proposed form of the Stock Split Amendment is attached hereto as Appendix A. If implemented by the Board, the Reverse Stock Split will become effective upon the filing of the Stock Split Amendment with the Secretary of State of the State of Delaware. We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the effective date of the Stock Split Amendment.

Registered Holders of Common Stock.

Most of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical stock certificates evidencing their ownership of our Common Stock; however, they are provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares if a stockholder is entitled to post-Reverse Stock Split shares. A transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Beneficial Owners of Common Stock.

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name; however, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Holders of Certificated Shares of Common Stock.

Stockholders of record at the time of the Reverse Stock Split holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our Common Stock to the transfer agent.

No Cash Payment In Lieu of Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, there were 41 Class A Common Stockholders of record. We do not intend this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Accounting Consequences

The par value of our Common Stock will remain unchanged at $0.0001 per share following the Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to Common Stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of Common Stock will be increased as a result of the fewer shares of Common Stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

Dissenters’ Rights of Appraisal

Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all as of the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and could cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from those described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on net investment income). Nor does it address any aspects of U.S. state or local or non-U.S. taxation. We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court. All stockholders are urged to consult with their tax advisors with respect to the tax consequences of the Reverse Stock Split.

This discussion applies only to stockholders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting; (vii) stockholders whose functional currency is not the U.S. dollar; (viii) persons holding our Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; (ix) persons who acquired shares of our Common Stock in connection with employment or other performance of services; (x) U.S. expatriates; (xi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes); and (xii) S corporations. This discussion assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

As used herein, the term “U.S. Holder” is a beneficial owner of Common Stock that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States,
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,
•
an estate whose income is subject to U.S. federal income tax regardless of its source, or
•
a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

ALL STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code that is not part of a plan to periodically increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company. The remainder of this discussion assumes the Reverse Stock Split is so treated.

A U.S. Holder should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered, and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered therefor. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

action II – OFFICER EXCULPATION PROVISION

On September 5, 2023, our Board and the Majority Stockholders approved resolutions authorizing the Board to file the Exculpation Amendment, substantially in the form set forth on Appendix B. The approval of such Action will become effective when we file the Exculpation Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Exculpation Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders, or October 9, 2023. After such 20-day period, the Board may file the Exculpation Amendment with the Secretary of State of the State of Delaware. The Board reserves the right to elect to delay or abandon the filings of the Exculpation Amendment if it determines, in its sole discretion, that the Exculpation Amendment is not then in the best interests of the Company and its stockholders.

Reasons for the Exculpation Amendment

The State of Delaware, which is our state of incorporation, recently amended Section 102(b)(7) of the DGCL to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. Herein, we refer to this elimination or limitation of personal liability as “exculpation.” Prior to the amendment of DGCL Section 102(b)(7), Delaware law authorized such exculpation for directors but not for officers. As with directors, the exculpation protection does not apply to an officer’s breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike director exculpation, however, the protection for officers under amended DGCL Section 102(b)(7) only permits officer exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate an officer’s monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. To gain the added protection for officers, we must amend the Charter to add an officer exculpation provision.

An exculpation provision is one of three tools, in addition to indemnification and directors’ and officers’ (“D&O”) liability insurance, that can be used by directors and officers to protect themselves from personal liability incurred as a result of serving as a director or officer of a corporation. In general, exculpation provisions seek to prevent liability attaching to directors or officers in the first instance, while indemnification and D&O insurance seek to compensate and hold directors and officers harmless when they have incurred liability or are faced with defending liability claims. The Board believes it is important to provide not only its directors but also its officers protection from certain liabilities and expenses that may discourage prospective or current officers from serving as officers of the Company.

In the absence of such protection, the Board believes qualified officers might be deterred from serving as officers of the Company due to potential exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. In approving the proposed Officer Exculpation Charter Amendment, the Board took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers who would be impacted, and the benefits the Board believes would accrue to us by providing officer exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board balanced these considerations with our corporate governance practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Charter to add an officer exculpation provision to eliminate or limit the personal liability of certain officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Majority Shareholders and the Board believe it is appropriate for public corporations incorporated in states that allow for the limitation of liability of directors and officers to have such a provision in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and we believe failing to adopt the proposed Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

The Majority Shareholders and the Board determined that the proposed Exculpation Amendment is advisable and would better position us to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

The proposed Exculpation Amendment is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer.

ADDITIONAL INFORMATION

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

security ownership of certain Beneficial owners and management and related stockholder matters

The following table sets forth certain information known to us regarding the beneficial ownership of shares of our Common Stock as of the close of business on September 5, 2023:

•
each person who is known to be the beneficial owner of more than 5% of the outstanding shares of any class of our Common Stock;
•
each of our named executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have or will have as of September 5, 2023, as applicable, sole voting and investment power with respect to the voting securities beneficially owned by them.

Beneficial Stock Ownership Table
	Class A Common Stock (1)		Class V Common Stock (2)
Beneficial Owner Name	Number of Shares	%	Number of Shares	%
Named Executive Officers & Directors
John H. Ruiz (3)(4)	2,085,176,055	94.11%	2,084,157,566	67.09%
Frank C. Quesada (5)(6)	901,928,778	87.35%	901,390,330	29.02%
Ricardo Rivera (7)	46,691	*	-
Alexandra Plasencia (8)	35,825	*	-
Michael F. Arrigo	6,355	*	-
Beatriz Assapimonwait	-	-	-
Roger Meltzer (9)(10)(11)	1,190,000	0.90%	-
Thomas W. Hawkins (9)(12)(13)	2,420,000	1.82%	-
Ophir Sternberg (14)	601,617,492	82.71%	-
All directors and officers as a group (9 individuals)	3,592,421,196	98.31%	2,985,547,896	95.75%

5% Stockholders
Virage Recovery Master LP (15)	96,552,851	42.47%
Oliver SPV Holdings LLC (9)(16)	59,540,075	31.38%
Alex Ruiz (17)	42,000,000	31.12%
Paul Rapisarda	21,911,856	14.37%
JLS Equities LLC (18)	11,912,499	8.36%
Jessica Wasserstrom (9)(19)	9,527,499	6.73%
Leviathan Group LLC	8,330,000	5.94%
John H. Ruiz, II (20)	7,420,004	5.37%	7,420,004	*
Virage Recovery Participation LP (21)	17,095,368	11.56%	17,095,368	*
Series MRCS (22)	413,478,000	75.97%	413,478,000	13.11%
Brickell Key Investments LP (23)	66,666,666	47.01%
Cano Health	200,000,001	60.38%

____________________

* Less than one percent

(1)
Includes shares of Class A Common Stock issuable pursuant to derivatives (including Up-C Units and warrants) exercisable within 60 days of September 5, 2023.
(2)
Includes shares of Class V Common Stock, which are non-economic voting shares of the Company.
(3)
Includes 172,489 shares of Class A Common Stock and 846,000 warrants directly held by Mr. Ruiz. In addition to securities directly held by Mr. Ruiz in his individual capacity, includes shares held by the following entities Jocral Family LLLP, Ruiz Group Holdings Limited, LLC and Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company (“Series MRCS”), including shares held by Series MRCS for the benefit of Jocral Holdings LLC. Reported figures do not include securities held by John Ruiz II, Mr. Ruiz’s son, in his capacity as a Member, or by Alex Ruiz, Mr. Ruiz’s son, of which Mr. Ruiz disclaims beneficial ownership.
(4)
Reported figures do not include any attributed ownership based on Mr. Ruiz’s investment in VRM, which have been transferred to affiliated trusts of Mr. Ruiz and of which Mr. Ruiz disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.8% of VRM.

(5)
Includes 138,909 shares of Class A Common Stock and 399,539 warrants directly held by Mr. Quesada. In addition to securities directly held by Mr. Quesada in his individual capacity, includes shares held by Quesada Group Holdings LLC and Series MRCS.
(6)
Reported figures do not include any attributed ownership based on Mr. Quesada’s investment in VRM, which have been transferred to affiliated trusts of Mr. Quesada and of which Mr. Quesada disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.3% of VRM.
(7)
Includes 46,691 shares of Class A Common Stock.
(8)
Consists of 35,825 shares of Class A Common Stock held by the spouse of Alexandra Plasencia.
(9)
The business address for each of these individuals is c/o, Lionheart Equities LLC, 4218 NE 2nd Avenue, Miami FL 33137.
(10)
Roger Meltzer has been a member of the Board since 2021.
(11)
Beneficial ownership includes 10,000 shares of Class A Common Stock and 1,180,000 shares of Class A Common Stock underlying New Warrants.
(12)
Thomas Hawkins has been a member of the Board since 2021. Beneficial ownership includes (i) 50,000 shares of Class A Common Stock and 2,360,000 shares of Class A Common Stock underlying New Warrants held in an individual capacity and (ii) 10,000 shares of Class A Common Stock and 1,180,000 shares of Class A Common Stock underlying New Warrants held by the Estate of Steven R. Berrard. Thomas Hawkins holds sole voting and investment control over the shares held by the Estate of Steven R. Berrard as the personal representative.
(13)
Beneficial ownership includes 50,000 shares of Class A Common Stock and 2,360,000 shares of Class A Common Stock underlying New Warrants.
(14)
Beneficial ownership includes 114,945,825 shares of Class A Common Stock issuable upon exchange of the Up-C Units.
(15)
Includes (i) 832,498 shares of Class A Common Stock and 87,320,000 shares of Class A Common Stock underlying New Warrants owned by Lionheart Investments, LLC; (ii) 1,000,000 shares of Class A Common Stock and 118,000,000 shares of Class A Common Stock underlying New Warrants owned by Star Mountain Equities, LLC; (iii) 2,435,060 shares of Class A Common Stock and 273,029,937 shares of Class A Common Stock underlying New Warrants owned by Sponsor; and (iv) 1,000,000 shares of Class A Common Stock and 118,000,000 shares of Class A Common Stock underlying New Warrants owned by the 2022 OS Irrevocable Trust. Mr. Sternberg holds sole voting and investment control over the shares held by each of Lionheart Investments, LLC, Star Mountain Equities, LLC, and Sponsor as the sole manager. Mr. Sternberg’s spouse holds sole voting and investment control over the shares owned by the 2022 OS Irrevocable Trust as its trustee and as a result, Mr. Sternberg may be deemed to have beneficial ownership of the shares owned by the 2022 OS Irrevocable Trust.
(16)
Beneficial ownership includes 58,990,077 shares of Class A Common Stock underlying New Warrants. Alan Rubenstein holds sole voting and investment control over the shares held by Oliver SPV Holdings, LLC as its manager. The address for Mr. Rubenstein and Oliver SPV Holdings, LLC is 822 Oliver St, Woodmere, NY 11598.
(17)
Alex Ruiz is the son of John H. Ruiz, the Company’s Chief Executive Officer.
(18)
Beneficial ownership includes 112,499 shares of Class A Common Stock and 11,800,000 shares of Class A Common Stock underlying New Warrants. Jacob Sod holds sole voting and investment control over the shares held by JLS Equities LLC as its manager. The address for Jacob Sod and JLS Equities LLC is 58 Larch Hill Rd, Lawrence, NY 11559.
(19)
Beneficial ownership includes 87,499 shares of Class A Common Stock and 9,440,000 shares of Class A Common Stock underlying New Warrants.

(20)
John H. Ruiz, II is the son of John H. Ruiz, the Company’s Chief Executive Officer. Beneficial ownership includes 7,420,004 shares of Class A Common Stock issuable upon exchange of the Up-C Units held in an individual capacity.
(21)
Beneficial ownership includes 5,065,769 shares of Class A Common Stock issuable upon exchange of the Up-C Units.
(22)
Includes 124,043,400 Up-C Units held by Series MRCS that are beneficially owned by Frank C. Quesada and 289,434,600 shares beneficially owned by John H. Ruiz (including through his affiliate, Jocral Holdings, LLC).
(23)
Includes 66,666,666 shares of Class A Common Stock issuable upon exercise of the CPIA Warrant pursuant to the CPIA Amendment and the CPIA Warrant Agreement with the Holder.

Additional Information

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 2701 S. Le Jeune Road, Floor 10, Coral Gables, Florida 33134, or email the Company at investors@lifewallet.com, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

John H. Ruiz
President and Chief Executive Officer
September 18, 2023

Appendix A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MSP RECOVERY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

MSP Recovery, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.
A resolution was duly adopted by the Board of Directors (the “Board”) of the Company, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the below amendment (the “Charter Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Company, as previously amended (the “Charter”), and declaring said amendment to be advisable.
2.
On September 5, 2023, stockholders (the “Majority Stockholders”) holding at least a majority of the Company’s outstanding voting capital stock, including the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class V common stock, par value $0.0001 per share (the “Class V Common Stock,” and together with the Class A Common Stock, the “Common Stock”) approved the Charter Amendment by written consent.
3.
The Charter Amendment is as follows:

A new paragraph (6) will be added to Article FOURTH Section A. of the Charter as follows:

(6) Reverse Stock Split. Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), each [•] shares of then outstanding Class A Common Stock and each [•] shares of then outstanding Class V Common Stock (together with the Class A Common Stock, the “Old Common Stock”) shall automatically, without any action on the part of the holders thereof or the Corporation, be combined into one (1) validly issued, fully paid, and non-assessable share of Class A Common Stock (the “New Class A Common Stock”) or one (1) validly issued, fully paid, and non-assessable share of Class V Common Stock (together with the New Class A Common Stock, the “New Common Stock”), as applicable (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split (plus, in the case of a holder otherwise entitled to a fractional share of New Common Stock, the any additional shares due to rounding up to the nearest whole number of shares).

4.
The Charter Amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature Page to Follow]

A-1

IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its this __ day of October, 2023.

MSP Recovery, Inc.

By:
Name:
Title:

A-2

Appendix B

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MSP RECOVERY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

MSP Recovery, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.
A resolution was duly adopted by the Board of Directors (the “Board”) of the Company, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment (the “Charter Amendment”) to paragraph (a) of Article NINTH of the Second Amended and Restated Certificate of Incorporation of the Company, as previously amended (the “Charter”).
2.
On September 5, 2023, stockholders (the “Majority Stockholders”) holding at least a majority of the Company’s outstanding voting capital stock, including the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class V common stock, par value $0.0001 per share (the “Class V Common Stock,” and together with the Class A Common Stock, the “Common Stock”) approved and adopted the Charter Amendment by written consent.
3.
The Charter Amendment is as follows:

Paragraph (a) of Article NINTH of the Charter is amended to read in its entirety as follows:

(a) Limited Liability of Directors and Officers. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director or officer of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. If the DGCL, or any other law of the State of Delaware, is amended hereafter to permit the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without further action by the Corporation. Any amendment or repeal of this Article NINTH, or adoption of any provision of this Certificate of Incorporation (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article NINTH, shall not reduce, eliminate, or adversely affect any right or protection of a director or officer of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or appeal.

4.
The Charter Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature Page to Follow]

B-1

IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its this __ day of October, 2023.

MSP Recovery, Inc.

By:
Name:
Title:

B-2